Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama (Address of principal executive offices)	35203 (Zip code)

Corporation Service Company, Inc.

641 South Lawrence Street

Montgomery, AL 36104

1-866-403-5272

(Name, address and telephone number of agent for service)

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of obligor as specified in its charter)

Delaware Delaware	76-0513049 20-5948137
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

811 Louisiana, Suite 1200

Houston, Texas 77002

(713) 860-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Senior Debt Securities

Subordinate Debt Securities

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
American Natural Soda Ash Corp.	Delaware	76-0513049
AP Marine, LLC	Delaware	76-0513049
BR Port Services, LLC	Delaware	76-0513049
Cameron Highway Pipeline GP, L.L.C.	Delaware	76-0513049
Cameron Highway Pipeline I, L.P.	Delaware	76-0513049
Casper Express Pipeline, LLC	Delaware	76-0513049
Davison Petroleum Supply, LLC	Delaware	76-0513049
Davison Transportation Services, Inc.	Delaware	26-0614522
Davison Transportation Services, LLC	Delaware	76-0513049
Deepwater Gateway, L.L.C.	Delaware	76-0513049
Flextrend Development Company, L.L.C.	Delaware	76-0513049
GEL CHOPS GP, LLC	Delaware	76-0513049
GEL CHOPS I, L.P.	Delaware	76-0513049
GEL CHOPS II, L.P.	Delaware	76-0513049
GEL Deepwater, LLC	Delaware	76-0513049
GEL IHUB, LLC	Delaware	76-0513049
GEL Louisiana Fuels, LLC	Delaware	76-0513049
GEL Odyssey, LLC	Delaware	76-0513049
GEL Offshore Pipeline, LLC	Delaware	76-0513049
GEL Offshore, LLC	Delaware	76-0513049
GEL Paloma, LLC	Delaware	76-0513049
GEL Pipeline Offshore, LLC	Delaware	76-0513049
GEL Poseidon, LLC	Delaware	76-0513049
GEL Sekco, LLC	Delaware	76-0513049
GEL SYNC LLC	Delaware	76-0513049
GEL Tex Marketing, LLC	Delaware	76-0513049
GEL Texas Pipeline, LLC	Delaware	76-0513049
GEL Wyoming, LLC	Delaware	76-0513049
Genesis Alkali, LLC	Delaware	76-0513049
Genesis Alkali Holdings, LLC	Delaware	76-0513049
Genesis Alkali Holdings Company, LLC	Delaware	76-0513049
Genesis Alkali Wyoming, LP	Delaware	76-0513049
Genesis BR, LLC	Delaware	76-0513049
Genesis CHOPS I, LLC	Delaware	76-0513049
Genesis CHOPS II, LLC	Delaware	76-0513049
Genesis Crude Oil, L.P.	Delaware	76-0513049
Genesis Davison, LLC	Delaware	76-0513049
Genesis Deepwater Holdings, LLC	Delaware	76-0513049
Genesis Energy, LLC	Delaware	76-0513049
Genesis Free State Holdings, LLC	Delaware	76-0513049
Genesis GTM Offshore Operating Company, LLC	Delaware	76-0513049
Genesis IHUB Holdings, LLC	Delaware	76-0513049
Genesis Marine, LLC	Delaware	76-0513049
Genesis NEJD Holdings, LLC	Delaware	76-0513049
Genesis Odyssey, LLC	Delaware	76-0513049
Genesis Offshore, LLC	Delaware	76-0513049
Genesis Offshore Holdings, LLC	Delaware	76-0513049
Genesis Pipeline Alabama, LLC	Alabama	76-0513049
Genesis Pipeline Texas, L.P.	Delaware	76-0513049

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Genesis Pipeline USA, L.P.	Delaware	76-0513049
Genesis Poseidon, LLC	Delaware	76-0513049
Genesis Poseidon Holdings, LLC	Delaware	76-0513049
Genesis Rail Services, LLC	Delaware	76-0513049
Genesis Sailfish Holdings, LLC	Delaware	76-0513049
Genesis Sekco, LLC	Delaware	76-0513049
Genesis SMR Holdings, LLC	Delaware	76-0513049
Genesis Syngas Investments, L.P.	Delaware	76-0513049
Genesis Texas City Terminal, LLC	Delaware	76-0513049
High Island Offshore System, L.L.C.	Delaware	76-0513049
Manta Ray Gathering Company, L.L.C.	Texas	76-0513049
Matagorda Offshore, LLC	Texas	76-0513049
Milam Services, Inc.	Delaware	36-4704817
Poseidon Pipeline Company, L.L.C.	Delaware	76-0513049
Red River Terminals, L.L.C.	Louisiana	76-0513049
Sailfish Pipeline Company, L.L.C.	Delaware	76-0513049
Seahawk Shoreline System, LLC	Texas	76-0513049
Southeast Keathley Canyon Pipeline Company, L.L.C.	Delaware	76-0513049
SYNC Pipeline LLC	Delaware	76-0513049
TDC Services, LLC	Delaware	26-0614359
TDC, L.L.C.	Louisiana	76-0513049
Texas City Crude Oil Terminal, LLC	Delaware	76-0513049
Thunder Basin Holdings, LLC	Delaware	76-0513049

*

The address for each registrant’s principal executive office is 811 Louisiana, Suite 1200, Houston, Texas 77002 and the telephone number for each registrant’s principal executive office is (713) 860-2500.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309 Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and the State of Texas on the 15th day of April 2024.

REGIONS BANK s/ Moses Ballenger
Vice President

EXHIBIT 6

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: April 16, 2024

Very truly yours,
REGIONS BANK s/ Moses Ballenger
Vice President

Exhibit 7

REGIONS BANK

Balance Sheet

From

The Consolidated Report Condition and Income

As of the close of business on December 31, 2023

Last Updated 1/30/24

REGIONS BANK RSSD-ID 233031 Last Updated on 1/30/2024	FFIEC 031 Report Date 12/31/2023 19

Schedule RC - Balance Sheet (Form Type-031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	3,625,000	1.a.
b. Interest-bearing balances[2]	RCFD0071	4,110,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	754,000	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCFD1773	28,084,000	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	624,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	383,000	4.a.
b. Loans and leases held for investment	RCFDB528	98,379,000	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	1,576,000	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	96,803,000	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	17,000	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	2,134,000	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	14,000	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	165,000	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	6,395,000	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	8,206,000	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	151,314,000	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	130,154,000	13.a.
1. Noninterest-bearing[8]	RCON6631	44,709,000	13.a.1.
2. Interest-bearing	RCON6636	85,445,000	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	NR	13.b.
1. Noninterest-bearing	RCFN6631	NR	13.b.1.
2. Interest-bearing	RCFN6636	NR	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	11,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	496,000	19.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.

4.

Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities.

5.	Includes all securities resale agreements, regardless of maturity.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
1.	Includes limited-life preferred stock and related surplus.

REGIONS BANK RSSD-ID 233031 Last Updated on 1/30/2024	FFIEC 031 Report Date 12/31/2023 20

Dollar amounts in thousands
20. Other liabilities (from Schedule RC-G)	RCFD2930	4,253,000	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	134,914,000	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	16,399,000	25.
26. Not available			26.
a. Retained earnings	RCFD3632	2,750,000	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-2,813,000	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	16,336,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	64,000	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	16,400,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	151,314,000	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

2.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.